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                                                                EXHIBIT 5.1


                                January 17, 1997

                                                                21860-0005

REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

                Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-18325) filed with the Securities and Exchange Commission on December 20, 1996 and Amendment No. 1 thereto expected to be filed with the SEC on or about January 17, 1997 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 2,250,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), of which 1,837,500 currently unissued shares are to be sold by the Company (including 87,500 of such shares that are to be sold if an over-allotment option is exercised in full) and up to 750,000 currently issued and outstanding shares are to be sold by certain shareholders (the "Selling Shareholders") of the Company (including 250,000 of such shares that are to be sold if an over-allotment option is exercised in full). The Shares are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders and Needham & Company, Inc., A.G. Edwards & Sons, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.
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REMEC, Inc.
January 17, 1996
Page 2


We have based our opinion upon our review of the following records, documents, instruments and certificates:

        (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of January 19, 1996, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares and the proposed public offering have been provided to us; and (ii) certifying as to certain factual matters;

        (d)  The Registration Statement; and

        (e) The draft of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement.

        This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based on the certification obtained from the Company identified in item (c) above to the effect that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the capitalization of the Company is as described in the Registration Statement; (iii) the Underwriting Agreement signed by the parties thereto conforms in all material respects to the draft filed as Exhibit 1.1 to the Registration Statement; (iv) the currently outstanding Shares to be sold by the Selling Shareholders are delivered and paid for in



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REMEC, Inc.
January 17, 1996
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accordance with the terms of the Underwriting Agreement; (v) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement; and (vi) all applicable securities laws are complied with, it is our opinion that the currently issued and outstanding Shares covered by the Registration Statement to be sold by the Selling Shareholders are legally issued, fully paid and nonassessable, and the currently unissued Shares covered by the Registration Statement, when issued by the Company in accordance with the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                                        Very truly yours,


                                        HELLER EHRMAN WHITE & MCAULIFFE